Exhibit 99.1

Jessica Hansen, Vice President of Communications
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
July 25, 2013

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2013 THIRD QUARTER EARNINGS

Fiscal 2013 Third Quarter Highlights - as compared to the prior year quarter

•	Pre-tax income increased 184% to $205.1 million

•	Pre-tax income margin increased 580 basis points to 12.1% of revenues

•	Home sales gross margin increased 340 basis points to 21.4%

•	Homebuilding SG&A as a percentage of homebuilding revenues improved 200 basis points to 10.2%

•	Net sales orders increased 12% in homes to 6,822 and 30% in value to $1.8 billion

•	Homes closed increased 30% in homes to 6,464 and 46% in value to $1.6 billion

•	Sales order backlog increased 36% in homes to 9,911 and 56% in value to $2.6 billion

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that pre-tax income for its third fiscal quarter ended June 30, 2013 increased 184% to $205.1 million, compared to $72.2 million in the same quarter of fiscal 2012. Homebuilding revenue for the third quarter of fiscal 2013 increased 47% to $1.6 billion from $1.1 billion in the same quarter of 2012. The current quarter's home sales gross margin of 21.4% includes an 80 basis point benefit from unusually large cash reimbursements related to previously incurred litigation costs as compared to reimbursements in the prior year quarter. Net income for the third fiscal quarter was $146.0 million, or $0.42 per diluted share, compared to $787.8 million, or $2.22 per diluted share, in the same quarter of fiscal 2012. The prior year quarterly results included a non-cash tax benefit of $716.7 million from a reduction of the Company's valuation allowance for its deferred tax asset.

For the nine months ended June 30, 2013, the Company's pre-tax income increased 217% to $455.1 million, compared to $143.7 million in the same period of 2012. Homebuilding revenue for the nine months ended June 30, 2013 increased 45% to $4.3 billion from $2.9 billion in the first nine months of fiscal 2012. Net income for the nine months ended June 30, 2013 was $323.2 million, or $0.93 per diluted share, compared to $856.2 million, or $2.47 per diluted share, in the same period of fiscal 2012. The nine-month results in 2013 and 2012 included non-cash tax benefits of $19.3 million and $716.7 million, respectively, from a reduction of the Company's valuation allowance for its deferred tax asset.

Net sales orders for the third quarter ended June 30, 2013 increased 12% to 6,822 homes from 6,079 homes in the year-ago quarter and the value of net sales orders increased 30% to $1.8 billion from $1.4 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the third quarter of fiscal 2013 was 24%. Net sales orders for the first nine months of fiscal 2013 increased 27% to 19,960 homes from 15,772 homes in the first nine months of fiscal 2012 and the value of net sales orders increased 45% to $5.1 billion from $3.5 billion. The Company’s sales order backlog of homes under contract at June 30, 2013 increased 36% to 9,911 homes from 7,311 homes at June 30, 2012. The value of the backlog increased 56% to $2.6 billion at June 30, 2013 from $1.7 billion a year ago.

The Company ended the quarter with $607.8 million of homebuilding unrestricted cash and net homebuilding debt to total capital of 36.6%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash divided by total equity plus homebuilding notes payable net of cash .

Donald R. Horton, Chairman of the Board, said, “Our homebuilding and financial services operations delivered strong results again this quarter, with a 580 basis point improvement in our pre-tax income margin to 12.1% and a 184% increase in our pre-tax income to $205.1 million.  Homes sold, closed and in backlog all increased double-digit percentages, while the dollar values all increased 30% or more. Our average sales price increased 15% to $268,000, reflecting pricing power across most of our markets and increased demand from move-up buyers.  Our gross margin on home sales improved 340 basis points to 21.4%, and our SG&A expense ratio improved 200 basis points to 10.2% as we leveraged the fixed costs in our overhead structure.  Our strengthening operating metrics combined with our backlog of 9,911 homes at June 30, 2013 position us for a strong finish to our fiscal year.”

The Company will host a conference call today (Thursday, July 25th) at 10:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from www.drhorton.com on the “Investors” page.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, based on its 22,864 homes closed in the twelve-month period ended June 30, 2013. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 78 markets in 27 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $100,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our strengthening operating metrics combined with our backlog of 9,911 homes at June 30, 2013 position us for a strong finish to our fiscal year. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: potential deterioration in homebuilding industry conditions and the current weak U.S. economy; the cyclical nature of the homebuilding industry and changes in general economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks for acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; our debt obligations and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect any future growth strategies successfully; the impact of an inflationary or deflationary environment; our ability to realize the full amount of our deferred income tax asset; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2013	September 30, 2012
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$607.8	$1,030.4
Marketable securities, available-for-sale	—	298.0
Restricted cash	68.6	49.3
Inventories:
Construction in progress and finished homes	2,374.8	1,682.7
Residential land and lots — developed and under development	3,032.7	1,838.4
Land held for development	504.0	644.1
	5,911.5	4,165.2
Income taxes receivable	—	14.4
Deferred income taxes, net of valuation allowance of $22.6 million and $41.9 million at June 30, 2013 and September 30, 2012, respectively	638.0	709.5
Property and equipment, net	96.1	72.6
Other assets	473.5	456.8
Goodwill	38.9	38.9
	7,834.4	6,835.1
Financial Services:
Cash and cash equivalents	30.2	17.3
Mortgage loans held for sale	358.2	345.3
Other assets	64.2	50.5
	452.6	413.1
Total assets	$8,287.0	$7,248.2
LIABILITIES
Homebuilding:
Accounts payable	$311.1	$216.2
Accrued expenses and other liabilities	938.6	893.8
Notes payable	2,863.9	2,305.3
	4,113.6	3,415.3
Financial Services:
Accounts payable and other liabilities	46.2	50.4
Mortgage repurchase facility	219.7	187.8
	265.9	238.2
Total liabilities	4,379.5	3,653.5
EQUITY
Common stock	3.3	3.3
Additional paid-in capital	2,027.7	1,979.8
Retained earnings	2,006.1	1,743.1
Treasury stock, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	1.9	0.2
Total stockholders’ equity	3,904.7	3,592.1
Noncontrolling interests	2.8	2.6
Total equity	3,907.5	3,594.7
Total liabilities and equity	$8,287.0	$7,248.2

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$1,630.8	$1,115.2	$4,222.8	$2,930.1
Land/lot sales and other	13.7	1.0	45.3	7.3
	1,644.5	1,116.2	4,268.1	2,937.4
Cost of sales:
Home sales	1,281.5	914.6	3,364.2	2,417.3
Land/lot sales and other	13.1	0.8	38.8	4.0
Inventory and land option charges	0.8	2.5	4.0	4.7
	1,295.4	917.9	3,407.0	2,426.0
Gross profit:
Home sales	349.3	200.6	858.6	512.8
Land/lot sales and other	0.6	0.2	6.5	3.3
Inventory and land option charges	(0.8)	(2.5)	(4.0)	(4.7)
	349.1	198.3	861.1	511.4
Selling, general and administrative expense	167.5	136.4	463.3	382.9
Interest expense	—	6.2	5.1	18.7
Other (income)	(3.8)	(2.6)	(10.3)	(8.2)
Operating income from Homebuilding	185.4	58.3	403.0	118.0
Financial Services:
Revenues, net of recourse and reinsurance expense	48.3	33.8	131.3	80.4
General and administrative expense	31.3	21.5	84.9	59.9
Interest and other (income) expense	(2.7)	(1.6)	(5.7)	(5.2)
Operating income from Financial Services	19.7	13.9	52.1	25.7
Income before income taxes	205.1	72.2	455.1	143.7
Income tax expense (benefit)	59.1	(715.6)	131.9	(712.5)
Net income	$146.0	$787.8	$323.2	$856.2
Other comprehensive income (loss), net of income tax:
Unrealized loss related to available-for-sale securities	—	(0.1)	(0.2)	(0.1)
Unrealized gain related to debt securities collateralized by residential real estate	1.9	—	1.9	—
Comprehensive income	$147.9	$787.7	$324.9	$856.1
Basic:
Net income per share	$0.45	$2.47	$1.00	$2.70
Weighted average number of common shares	322.6	318.8	321.8	317.6
Diluted:
Net income per share	$0.42	$2.22	$0.93	$2.47
Numerator for diluted income per share after assumed conversions	$152.0	$797.3	$340.7	$883.3
Adjusted weighted average number of common shares	365.6	360.0	365.0	357.7
Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$28.6	$24.8	$81.1	$66.5
Depreciation and amortization	$5.9	$4.6	$16.0	$14.4
Interest incurred	$44.4	$31.8	$125.5	$89.6

D.R. HORTON, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Nine Months Ended June 30, 2013
(In millions)
OPERATING ACTIVITIES
Net income	$323.2
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	16.0
Amortization of discounts and fees	29.7
Stock based compensation expense	13.1
Deferred income taxes	79.5
Gain on sale of marketable securities	(0.2)
Inventory and land option charges	4.0
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(692.1)
Increase in residential land and lots – developed, under development, and held for development	(1,046.5)
Increase in other assets	(7.1)
Decrease in income taxes receivable	14.4
Increase in mortgage loans held for sale	(12.9)
Increase in accounts payable, accrued expenses and other liabilities	142.6
Net cash used in operating activities	(1,136.3)
INVESTING ACTIVITIES
Purchases of property and equipment	(40.6)
Purchases of marketable securities	(28.9)
Proceeds from the sale or maturity of marketable securities	325.4
Increase in restricted cash	(19.3)
Net principal increase of other mortgage loans and real estate owned	(1.0)
Purchases of debt securities collateralized by residential real estate	(18.6)
Principal payments received on debt securities collateralized by residential real estate	1.4
Payment related to acquisition of a business	(9.4)
Net cash provided by investing activities	209.0
FINANCING ACTIVITIES
Proceeds from notes payable	892.0
Repayment of notes payable	(342.1)
Proceeds from stock associated with certain employee benefit plans	27.9
Cash dividends paid	(60.2)
Net cash provided by financing activities	517.6
DECREASE IN CASH AND CASH EQUIVALENTS	(409.7)
Cash and cash equivalents at beginning of period	1,047.7
Cash and cash equivalents at end of period	$638.0

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended June 30,				Nine Months Ended June 30,
	2013		2012		2013		2012
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	715	$198.7	566	$151.9	2,062	$561.3	1,686	$421.0
Midwest	472	161.7	356	111.1	1,201	403.2	971	286.7
Southeast	1,929	467.9	1,487	305.7	5,838	1,363.8	3,881	786.8
South Central	2,181	468.7	1,932	370.2	6,356	1,313.4	5,248	974.1
Southwest	428	87.6	568	107.4	1,154	236.0	1,344	250.1
West	1,097	444.0	1,170	365.7	3,349	1,261.2	2,642	830.0
	6,822	$1,828.6	6,079	$1,412.0	19,960	$5,138.9	15,772	$3,548.7

HOMES CLOSED
	Three Months Ended June 30,				Nine Months Ended June 30,
	2013		2012		2013		2012
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	622	$163.2	569	$140.6	1,713	$449.6	1,615	$392.9
Midwest	442	147.6	308	88.5	1,028	329.9	768	217.9
Southeast	1,886	425.6	1,204	241.4	4,805	1,050.0	3,313	650.1
South Central	2,047	414.5	1,655	306.7	5,497	1,083.7	4,564	833.2
Southwest	415	86.1	392	71.3	1,179	241.0	978	180.9
West	1,052	393.8	829	266.7	3,067	1,068.6	2,077	655.1
	6,464	$1,630.8	4,957	$1,115.2	17,289	$4,222.8	13,315	$2,930.1

SALES ORDER BACKLOG
	As of June 30,
	2013		2012
	Homes	Value	Homes	Value
East	1,012	$282.2	677	$175.6
Midwest	598	200.8	491	149.4
Southeast	3,242	778.7	1,853	383.6
South Central	3,091	663.2	2,394	450.5
Southwest	674	129.8	792	145.8
West	1,294	529.3	1,104	349.9
	9,911	$2,584.0	7,311	$1,654.8